                                                                    EXHIBIT 10.1




      _________________________________________________________________




             AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT

                            ______________________


                                   between

                      TRANS LEASING INTERNATIONAL, INC.

                                     and

                          TL LEASE FUNDING CORP. IV


                           _______________________


                                 Dated as of

                              November 26, 1996




      _________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                     PAGE

ARTICLE I

         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.01    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.02    Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE II

         CONTRIBUTION OF CONTRIBUTED ASSETS;
         SALE OF PURCHASED ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.01 [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.02  Contributions and Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.03  Contribution and Sale of Additional Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.04  Custody of Lease Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE III

         REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.01  Representations and Warranties of Trans Leasing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.02  Representations and Warranties of TLFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.03  Purchase of Leases and Equipment by Trans Leasing  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.04  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IV

         COVENANTS OF TRANS LEASING AND TLFC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.01  Trans Leasing Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.02  TLFC Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.03  Assignment; Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE V

         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.01  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.02  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VI

         MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.01  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.02  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.03  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.04  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.05  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.06  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.07  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


         6.08  Binding Effect; Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.09  Merger and Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.10  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.11  Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.12  No Petition Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.13  Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

LIST OF EXHIBITS

         Exhibit A   Form of Assignment for the Closing Date Assets
         Exhibit B   Form of Assignment for the Additional Assets
         Exhibit C   Forms of Lease

LIST OF SCHEDULES

         Lease Schedule
         Contributed Lease Schedule
         Purchased Lease Schedule
         Closing Date Lease Schedule
         Excluded Lease Schedule
         Lease Criteria Schedule
         Specified Portfolio Characteristics Schedule

              AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT


                 THIS AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT, dated as of November 26, 1996 (this "Agreement"), is entered into between Trans Leasing International, Inc. ("Trans Leasing"), a Delaware corporation, and TL Lease Funding Corp. IV ("TLFC"), a Delaware corporation. Capitalized terms used and not otherwise defined herein have the respective meanings set forth in
Article I below.

                 Trans Leasing in the ordinary course of its business originates and acquires equipment and other leases in the United States.

                 Trans Leasing and TLFC entered into a Contribution and Sale Agreement dated as of November 28, 1995 (the "Original Agreement"), pursuant to which, among other things, Trans Leasing transferred the Purchased Leases, the Contributed Leases, its interests in the related Equipment and other assets to TLFC upon the terms and conditions set forth in the Original Agreement.

                 Trans Leasing and TLFC desire to amend and restate in its entirety the Original Agreement.

                 On the date hereof, Trans Leasing desires to sell and contribute to TLFC additional Leases, its interests in the related Equipment and other assets and it is contemplated that, from time to time after the date hereof, Trans Leasing and TLFC may agree that Trans Leasing will transfer additional Leases, its interests in the related Equipment and other assets to TLFC, in each case, upon the terms and conditions set forth in this Agreement.

                 It is contemplated that, TLFC will transfer the Leases, its interests in the related Equipment and other assets to the Trust, which in turn will pledge such Leases, interests in the related Equipment and other assets to the Indenture Trustee, and that, following such transfers and pledge, Trans Leasing, in its capacity as Servicer pursuant to the Pooling and Servicing Agreement, will administer and service such Leases and the related Equipment.

                 In connection with the transactions contemplated hereby, and as contemplated by the Original Agreement, Trans Leasing is willing to restate certain representations, warranties, covenants and agreements made under the Original Agreement and make additional representations and warranties, covenants and agreements.

                 In consideration of the mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Trans Leasing and TLFC agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                          1.1 Definitions.  Whenever used in this Agreement,
the following words and phrases will have the following meanings:

                 "Addition Cut-Off Date" means, with respect to an Additional Lease, the close of business on the last day of the month preceding the related Addition Date.

                 "Addition Date" has the meaning set forth in Section 2.03(a).

                 "Additional Assets" means all right, title and interest of Trans Leasing in, to, and under (i) the Additional Leases (including Trans Leasing's obligations under the Additional Leases) and all monies due or to become due thereunder after the related Addition Cut-Off Date, (ii) the related Equipment (other than any licensed products that may accompany any of such Equipment), (iii) the Lease Files for the Additional Leases, (iv) any Insurance Policies and the related Insurance Proceeds with respect to the Additional Leases and (v) all income and proceeds relating to the foregoing.

                 "Additional Leases" means the Leases listed on any Additional Lease Schedule delivered by Trans Leasing to TLFC pursuant to Section 2.03(a).

                 "Assets" means the Purchased Assets, the Contributed Assets, the Closing Date Assets and any Additional Assets, but does not include any Excluded Assets.

                 "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois, Wilmington, Delaware or New York, New York are authorized or obligated by any law or regulation to be closed.

                 "Closing Date" means November 26, 1996.

                 "Closing Date Assets" means all right, title and interest of Trans Leasing in, to and under (i) the Closing Date Leases (including all of Trans Leasing's obligations under the Closing

Date Leases) and all monies due or to become due under the Closing Date Leases after the Cut-Off Date, (ii) the related Equipment (other than any licensed products that may accompany any of such Equipment), (iii) the Lease Files for the Closing Date Leases, (iv) any Insurance Policies and the related Insurance Proceeds with respect to the Closing Date Leases and (v) all income and proceeds relating to the foregoing.

                 "Closing Date Leases" means the Leases listed on the Closing Date Lease Schedule attached to the assignment executed and delivered by Trans Leasing to TLFC as described in Section 2.02(c).

                 "Common Stock" means 1,000 shares of the common stock of TLFC, par value $0.01 per share, constituting all of its authorized capital stock.

                 "Contributed Assets" means all right, title and interest of Trans Leasing in, to and under (i) the Contributed Leases (including Trans Leasing's obligations under the Contributed Leases) and all monies due or to become due thereunder after the date set forth in the related assignments with respect thereto, (ii) the related Equipment (other than any licensed products that may accompany any of such Equipment), (iii) the Lease Files for the Contributed Leases, (iv) any Insurance Policies and the related Insurance Proceeds with respect to the Contributed Leases and (v) all income and proceeds relating to the foregoing.

                 "Contributed Leases" means the Leases listed on the Contributed Lease Schedule, as amended to reflect the contribution by Trans Leasing to TLFC of certain additional Leases on the Subsequent Closing Dates, attached to the Original Agreement.

                 "Credit Agreement" means the Revolving Credit and Term Loan and Security Agreement between TLFC and the Lender, dated as of November 28, 1995, as amended, together with all amendments, restatements, supplements and modifications thereof or thereto.

                 "Cut-Off Date" means October 31, 1996.

                 "Discounted Lease Balance" has the meaning ascribed to such term in the Pooling and Servicing Agreement.

                 "Discounted Lease and Residual Balance" has the meaning ascribed to such term in the Pooling and Servicing Agreement.

                 "Equipment" means the assets leased to a Lessee pursuant to any Lease and/or, unless the context otherwise requires, a security interest therein.

                 "Excluded Assets" means all right, title and interest of Trans Leasing in, to and under (i) the Excluded Leases (including Trans Leasing's obligations under the Excluded Leases) and all monies due or to become due thereunder, (ii) the Equipment related to the Excluded Lease (other than any licensed products that may accompany any of such Equipment), (iii) the Lease Files for the Excluded Leases, (iv) any Insurance Policies and the related Insurance Proceeds with respect to the Excluded Leases and (v) all income and proceeds relating to the foregoing.

                 "Excluded Leases" means Contributed Leases and Purchased Leases listed in the Excluded Leases Schedule attached hereto.

                 "Filing Locations" means the states of Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Michigan, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Texas and Virginia.

                 "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

                 "Holders" has the meaning set forth in the Pooling and Servicing Agreement.

                 "Indenture" means the Indenture of even date herewith between the Trust and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time.

                 "Indenture Trustee" means Manufacturers and Traders Trust Company, as Indenture Trustee under the Indenture, or any successor thereto.

                 "Initial Closing Date" means November 28, 1995.

                 "Insurance Policy" means with respect to any Lease, an insurance policy covering physical damage to or loss of the related Equipment.

                 "Insurance Proceeds" means, depending on the context, any amounts payable or any payments made, to the Servicer under an Insurance Policy.

                 "Interested Parties" means the Trust, the Holders and the Indenture Trustee, in each case to the extent of their respective interests in the Assets.

                 "Lease" means each agreement, including, as applicable, schedules, subschedules, summary schedules, supplements and amendments to a master lease, pursuant to which (immediately prior to the acquisition thereof by TLFC) Trans Leasing, as lessor, leases specified assets to a Lessee at a specified monthly or quarterly rental, and which is identified in the Lease Schedule, including all Contributed Leases, Purchased Leases, Closing Date Leases and Additional Leases but not including any Excluded Leases; provided, that, from and after the date on which a Lease is purchased by Trans Leasing pursuant to Section 3.03 of this Agreement or a Lease is otherwise purchased by Trans Leasing, such Lease shall no longer be a Lease for purposes of this Agreement.

                 "Lease File" means, with respect to any Lease, the Lease and all other documents relating to such Lease in the possession of Trans Leasing or held by the Servicer under the Pooling and Servicing Agreement, as the context requires.

                 "Lease Management System" means the computerized electronic lease management system maintained by Trans Leasing for all Leases and other agreements similar to the Leases.

                 "Lease Schedule" means a list of all Leases included in the Assets, as amended to show the deletion of Leases purchased by Trans Leasing pursuant to Section 3.03 or otherwise transferred by TLFC to Trans Leasing.

                 "Lender" means First Union National Bank of North Carolina.

                 "Lessee" means with respect to any Lease, the Person or Persons obligated to make payments with respect to such Lease, including any guarantor thereof.

                 "Lien" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest, and until five Business Days after the Closing Date, financing statements filed in connection with the

Credit Agreement, other than those filed in Delaware, Illinois and New York) under the UCC or comparable law of any jurisdiction.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel to Trans Leasing or other counsel, acceptable to TLFC.

                 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

                 "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of the date hereof among TLFC, the Trust and Trans Leasing, in its capacity as the initial servicer thereunder, as such agreement may be amended, modified or supplemented from time to time.

                 "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

                 "Purchased Assets" means all right, title and interest of Trans Leasing in, to, and under (i) the Purchased Leases (including Trans Leasing's obligations under the Purchased Leases), and all monies due or to become due thereunder after the date set forth in the related assignments with respect thereto, (ii) the related Equipment (other than any licensed products that may accompany any of such Equipment), (iii) the Lease Files for the Purchased Leases, (iv) any Insurance Policies and the related Insurance Proceeds with respect to the Purchased Leases and (v) all income and proceeds relating to the foregoing.

                 "Purchased Leases" means the Leases listed on the Purchased Lease Schedule, as amended to reflect the sale by Trans Leasing to TLFC of certain additional Leases on the Subsequent Closing Dates, attached to the Original Agreement.

                 "Responsible Officer" of any Person means any of the President, Executive Vice President, Vice President, Chief Financial Officer, Treasurer, Corporate Controller or Trust Officer of such Person.

                 "Scheduled Lease Payments" means with respect to any Lease, the monthly or quarterly rent payments scheduled to be made by the related Lessee under the terms of such Lease after the Cut-Off Date or, with respect to any Additional Lease, after the applicable Addition Cut-Off Date, in each case after giving effect to any adjustments as a result of a portion of such Lease being terminated prior to its scheduled expiration date (it being understood that Scheduled Lease Payments do not include any Excluded Amounts).

                 "Servicer" means, at any time, any Person then acting as servicer under the Pooling and Servicing Agreement, and shall initially refer to Trans Leasing in its capacity as the initial servicer under the Pooling and Servicing Agreement.

                 "Subsequent Closing Dates" has the meaning set forth in Section 2.02(b).

                 "Trust" means TLFC IV Equipment Lease Trust 1996-1, a Delaware business trust.

                 "Trust Certificate" has the meaning ascribed to such term in the Trust Agreement of even date herewith between TLFC and Bankers Trust (Delaware), as Owner Trustee.

                 "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lien of TLFC or an Interested Party in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                 "Warranty Event" means, with respect to any Lease, that Trans Leasing is obligated to purchase such Lease pursuant to Section 3.03.

                 "Warranty Purchase Price" means, with respect to any Lease and the related Equipment to be purchased by Trans Leasing, the amount set forth as such in the Pooling and Servicing Agreement.

                 1.2        Other Definitional Provisions.

                          (a)     Terms used in Related Documents.  Each term
defined in this Agreement will have the meaning assigned to such term in this Agreement when used in any certificate or other document made or delivered pursuant to this Agreement, unless such term is otherwise defined therein.

                          (b)     Accounting Terms.  As used in this Agreement,
accounting terms which are not defined in Section 1.01 have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement will control.

                          (c)     "Hereof," etc.  The words "hereof," "herein,"
"hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

                          (d)     Number and Gender.  Each defined term used in
this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

                          (e)     Including.  Whenever the term "including"
(whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Agreement in connection with a listing of items within a particular classification, that list will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive list of, the items within that classification.


                                   ARTICLE II

                      CONTRIBUTION OF CONTRIBUTED ASSETS;
                           SALE OF PURCHASED ASSETS;
                           SALE OF ADDITIONAL ASSETS

                 2.1 [Reserved]

                 2.2  Contributions and Sales.

                          (a)     Initial Contribution and Sale.  On the
Initial Closing Date, Trans Leasing made a capital contribution to TLFC of certain of the Contributed Assets, and Trans Leasing delivered to TLFC an executed assignment with respect thereto. Such capital contribution was made without recourse to Trans Leasing, subject to the obligations of Trans Leasing pursuant to Section 3.03. For a purchase price of $16,035,208 in cash, on the Initial Closing Date,

Trans Leasing sold to TLFC certain of the Purchased Assets and delivered to TLFC an executed assignment with respect thereto. Except for the obligations of Trans Leasing pursuant to Section 3.03, the sale of such Purchased Assets was made without recourse to Trans Leasing.

                          (b)     Subsequent Contributions, Sales and
Transfers. On December 28, 1995, April 1, 1996, June 10, 1996, August 1, 1996 and October 1, 1996 (the "Subsequent Closing Dates"), Trans Leasing made capital contributions to TLFC of certain of the Contributed Assets and sold certain of the Purchased Assets to TLFC for a purchase price of $18,001,338, $30,033,803, $18,195,640, $30,290,594 and $15,615,668, respectively (the
"Subsequent Purchase Prices"), in cash, and certain Assets described below. In each case, Trans Leasing delivered to TLFC an executed assignment with respect thereto. Except for the obligations of Trans Leasing pursuant to Section 3.03, the contributions of such Contributed Assets and the sales of such Purchased Assets were made without recourse to Trans Leasing. In addition, on the Subsequent Closing Dates, TLFC transferred to Trans Leasing certain Assets which theretofore constituted Contributed Assets and Purchased Assets, and, in each case, TLFC executed an assignment with respect thereto.

                          (c)     Closing Date Contributions and Sales.  Trans
Leasing agrees to contribute and sell to TLFC, and TLFC agrees to accept and purchase on the date hereof, the Closing Date Assets, as an additional contribution by Trans Leasing to the equity of TLFC and in exchange for the payment and delivery to Trans Leasing by TLFC of $32,379,241.97 in cash, the Excluded Assets and a one percent (1%) interest in the Trust Certificate, with the value ascribed to each Lease and the related Equipment equal to the Discounted Lease and Residual Balance with respect to such Lease. On the date hereof, Trans Leasing will execute and deliver to TLFC an assignment with respect to the Closing Date Assets in the form attached as Exhibit A. Such contribution and sale will be made without recourse, subject to the obligations of Trans Leasing pursuant to Section 3.03.

                          (d)     Distribution to Trans Leasing.  TLFC agrees
to transfer to Trans Leasing the Excluded Assets as described in (c) above.

                          (e)     Recordation.  Trans Leasing agrees to record
and file at its own expense financing statements and continuation statements with respect to the Leases meeting the requirements of applicable state law, in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of the contributions and sales of the Leases and Trans Leasing's interests in the related Equipment contributed or sold by Trans Leasing to TLFC as described in this Section 2.02, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to TLFC promptly after the Closing Date; provided, however, that (i) the Lease Files for the Leases will not be physically delivered to TLFC but instead will be held by the Servicer pursuant to the Pooling and Servicing Agreement, (ii) Trans Leasing will not be required to file any financing or continuation statements with respect to the Equipment in any jurisdiction other than in the Filing Locations, (iii) the financing statements to be filed in the Filing Locations other than the States of Delaware, Illinois and New York will not be filed until after the Closing Date (and Trans Leasing agrees to make such filings within 5 Business Days of the Closing Date) and (iv) Trans Leasing will not be required to cause the certificate of title or other title document to any Equipment consisting of motor vehicles to be transferred to TLFC or transferred from TLFC to the Trust or the security interest of the Indenture Trustee granted pursuant to the Indenture marked on such certificate of title or other title document.

                          (f)     Marking of Lease Management System.  On or
prior to the Closing Date, Trans Leasing will, for the benefit of TLFC and the Interested Parties, at its own expense, cause the Lease Management System to be marked to show that the Contributed Assets, the Purchased Assets and the Closing Date Assets have been contributed and sold to TLFC in accordance with this Agreement, sold by TLFC to the Trust pursuant to the Pooling and Servicing Agreement and pledged by the Trust to the Indenture Trustee pursuant to the Indenture.

                 2.3  Contribution and Sale of Additional Assets.

                          (a)     Additional Sales and Contributions.  From
time to time after the date hereof, TLFC may request to purchase Additional Assets from Trans Leasing. If Trans Leasing so agrees to sell any Additional Assets, the purchase price thereof shall be an amount agreed to by Trans Leasing and TLFC, which price shall represent reasonably equivalent value therefor, shall be no less than the fair market value of such Additional Assets as then determined, including consideration of then current interest rates, and shall be no less than the Discounted Lease and Residual Balance of the related Additional Lease (as determined pursuant to the Pooling and Servicing Agreement) as of the related Addition Cut-Off Date. From time to time after the date hereof, in connection with a sale of Additional Assets or otherwise, Trans Leasing may contribute to TLFC as an additional contribution to the equity of TLFC, Additional Assets. The date on which any such sale or contribution of Additional Assets takes place is herein referred to as a "Addition Date." The purchase price for any Additional Assets to be purchased by TLFC will be payable by TLFC on the related Addition Date in cash. On each Addition Date, Trans Leasing will deliver to TLFC an executed assignment substantially in the form of Exhibit B attached hereto together with a schedule identifying each Additional Lease included in the Additional Assets (an "Additional Lease Schedule"). Except for the obligations of Trans Leasing pursuant to Section 3.03, the sale and contribution of any Additional Assets will be without recourse to Trans Leasing.

                          (b)     Recordation.  In connection with any
contribution or sale of Additional Assets, Trans Leasing agrees to record and file at its own expense financing statements and continuation statements with respect to the related Additional Leases meeting the requirements of applicable state law, in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of the contributions and sales of the Additional Leases by Trans Leasing to TLFC and Trans Leasing's interests in the related Equipment contributed or sold by Trans Leasing to TLFC as described in this
Section 2.03, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to TLFC promptly after the applicable Addition Date; provided, however, that (i) the Lease Files for such Additional Leases will not be physically delivered to TLFC but instead will be held by the Servicer pursuant to the Pooling and Servicing Agreement, (ii) Trans Leasing will not be required to file any financing or continuation statements with respect to the Equipment in any jurisdiction other than the Filing Locations and (iii) Trans Leasing will not be required to cause the certificate of title or other title document of any Equipment consisting of motor vehicles to be transferred to TLFC or transferred from TLFC to the Trust or the pledge to the Indenture Trustee pursuant to the Indenture marked on such certificate of title or other document.

                          (c)     Marking of Lease Management System.  On or
prior to the applicable Addition Date, in connection with any contribution or sale of Additional Assets, Trans Leasing will, at its own expense, cause the Lease Management System to be marked to show that such Additional Assets have been contributed or sold to TLFC in accordance with this Agreement and, as necessary, further transferred and pledged.

                 2.4 Custody of Lease Files. In connection with the contribution and sale of the Assets, Trans Leasing, in its capacity as the Servicer pursuant to the Pooling and Servicing Agreement, will retain custody of the Lease Files and any related evidence of Insurance Policies, Insurance Proceeds and other payments.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 3.01 Representations and Warranties of Trans Leasing. Trans Leasing confirms and makes the following representations and warranties for the benefit of TLFC and the Interested Parties, on which TLFC has relied and will rely in accepting the contribution of and purchasing the Assets and on which the Interested Parties will rely in connection with the transactions contemplated by the Pooling and Servicing Agreement. Unless otherwise indicated, such representations and warranties, with respect to the Assets (other than any Additional Assets), speak as of the Closing Date and, with respect to any Additional Assets, as of the related Addition Date, but in each case will survive the contribution and the sale of the Assets to TLFC and the transfer or grant of a security interest therein to any Interested Party.

                          (a) Representations and Warranties with respect to the Assets. As to the Assets:

                          (i) the information with respect to the Leases and the related Equipment in the Lease Schedule is true and correct in all material respects;

                         (ii) no provision of any Lease has been waived, altered or modified in any respect, except by an instrument or document contained in the related Lease File and except with respect to a Skipped Payment (as defined in the Pooling and Servicing Agreement);

                        (iii) each Lease is a valid and binding payment obligation of the related Lessee and is enforceable in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and (B) general principles of equity (whether considered in a suit at law or in equity);

                         (iv) the Leases are not and will not be subject to rights of rescission, setoff, counterclaim or defense;

                          (v) the Leases, at the time they were made, did not violate applicable state or federal laws;

                         (vi) each Lease contains provisions requiring the Lessee to assume all risk of loss or malfunction of the related Equipment;

                    (vii) except as set forth in the provisos of Sections 2.02(e) and 2.03(b), all action has or will be taken by Trans Leasing to transfer all its right, title and interest in, to and under the Leases and the related Equipment to TLFC;

                   (viii) each party to a Lease had the authority and legal capacity to execute such Lease at the time that it did so;

                     (ix) no Asset has been sold, transferred, assigned or pledged by Trans Leasing to any Person (other than TLFC), and immediately prior to contributing or selling such Asset to TLFC, Trans Leasing is the sole owner of, and holder of title to, the Leases, the related Equipment (or a security interest therein) and the other Assets free and clear of any Liens (except for the interests of Lessees under the Leases), and immediately following the transfer by Trans Leasing to TLFC of the Assets, the Assets will be free and clear of all Liens (except for the interests of Lessees under the Leases and interests of the Interested Parties);

                     (x) no Lease requires the substitution, addition or exchange of any item of Equipment which would result in any reduction of the Scheduled Lease Payments pursuant to such Lease;

                     (xi) there is only one secured party's original of each Lease that constitutes "chattel paper" for purposes of the UCC and such original has not been delivered to any Person other than the Servicer pursuant to the Pooling and Servicing Agreement;

                    (xii) Trans Leasing has duly fulfilled in all material respects all obligations on its part in connection with the Leases and has done nothing to materially impair the rights of TLFC or any Interested Party in the Leases or the proceeds with respect thereto;

                   (xiii) to the best of Trans Leasing's knowledge, no proceedings or investigations are pending or have been threatened asserting the invalidity of any Lease or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any Lease;

                    (xiv) except as set forth in the provisos of Sections 2.02(e) and 2.03(b), all filings necessary to evidence the contribution and sale of the Leases to TLFC have been made in all appropriate jurisdictions;

                     (xv) none of the Lessees are, to Trans Leasing's knowledge, the subject of bankruptcy or other insolvency proceedings;

                    (xvi)         each Lessee's billing address is in the
United States;

                   (xvii) all payments under the Leases are required to be made in United States dollars;

                  (xviii)         the substance of each Lease is substantially
         similar to one of the forms of Lease in Exhibit C attached hereto, except that any guaranty provision may have been varied or deleted and any purchase option at Lease termination may be contained in a separate side letter; provided that any variation or deletion will not cause any representation herein with respect to such Lease to be untrue and will not reasonably be expected to adversely affect the transactions contemplated by this Agreement and the Pooling and Servicing Agreement;

                    (xix) each of the Leases satisfies the criteria set forth on the Lease Criteria Schedule attached hereto;

                     (xx) the Lease Schedule (as attached hereto) is a true and complete list of all Leases and each Additional Lease Schedule will be a true and complete list of all Additional Leases to be transferred on the related Addition Date, in each case identified by, among other things, its Lease Number, its original Equipment cost, the effective date of such Lease, the original term of such Lease, and the amount of Scheduled Lease Payments pursuant to such Lease, in each case as of the Cut-Off Date or the related Addition Cut-Off Date, respectively; and

                    (xxi) (A) as of the Closing Date, the Leases satisfy, as of the Cut-Off Date, the criteria set forth on the Specified Portfolio Characteristics Schedule attached hereto and (B) as of any Addition Date, the addition of the related Additional Leases will not cause any of the criteria set forth on the attached Specified Portfolio Characteristics Schedule attached hereto not to be satisfied as of the related Addition Cut-Off Date or, if any of such criteria are not satisfied as of the first day of the month in which the related Addition Date occurs (without giving effect to the addition of such Additional Leases), such addition will not increase the amount by which such criteria are not satisfied (in each case, based on the characteristics of such Additional Leases as of the related Addition Cut-Off Date).

                      (b) Representations and Warranties with respect to Trans Leasing. As to Trans Leasing:

                      (i)     Organization and Good Standing.  Trans
         Leasing is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted;

                     (ii)     Due Qualification.  Trans Leasing is
         qualified to do business as a foreign corporation, is in good standing, and has obtained all licenses and approvals required under the laws of, all states in which the ownership or lease of its property, the performance of its obligations pursuant to this Agreement or the conduct of its business requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved, would not, in the aggregate, materially and adversely affect the ability of Trans Leasing to comply with this Agreement;

                    (iii) Power and Authority. Trans Leasing has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and Trans Leasing has duly authorized the execution, delivery, and performance of this Agreement by all requisite corporate action;

                     (iv)     Valid Contribution and Sale; Binding
         Obligations. The contributions and sales of the Contributed Assets, the Closing Date Assets and the Purchased Assets constitute, and each contribution and sale of any Additional Assets will constitute, a legal and valid contribution, assignment, transfer and conveyance to TLFC of all right, title and interest of Trans Leasing in, to and under such Assets, and such Assets will be held by TLFC free and clear of any Lien of any Person claiming through or under Trans Leasing, except for Liens permitted under, or to be created by, the Pooling and Servicing Agreement and the Indenture; and this Agreement constitutes a legal, valid and binding obligation of Trans Leasing, enforceable against Trans Leasing in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (B) general principles of equity (whether considered in a suit at law or in equity);

                      (v) No Violation. The consummation of the transactions contemplated by, and the performance of the terms of, this Agreement by Trans Leasing (with or without the giving of any notice or the lapse of time) will not (after giving effect to all consents and waivers received on or prior to the date hereof or the Addition Date, as the case may be) (A) conflict with, result in any breach of any of the terms or provisions of or constitute a default under the certificate of incorporation or by-laws of Trans Leasing or any term of any indenture, agreement, mortgage, deed of trust or other instrument to which Trans Leasing is a party or by which it is bound;
         (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement); or (C) violate any legal requirement applicable to Trans Leasing or any of its properties in any manner; which conflict, breach, default, Lien or violation would have a material and adverse effect on the ability of Trans Leasing to comply with this Agreement;

                     (vi) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over Trans Leasing or any of its properties or assets is required to be obtained by or with respect to Trans Leasing in connection with the execution, delivery and performance by Trans Leasing of this Agreement and the consummation of the transactions contemplated herein;

                    (vii) No Proceedings. To the best of Trans Leasing's knowledge, there are no proceedings or investigations pending or threatened before any Governmental Authority having jurisdiction over Trans Leasing or its properties against Trans Leasing or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might (in the reasonable judgment of Trans Leasing) materially and adversely affect the performance by Trans Leasing of its obligations under, or the validity or enforceability of, this Agreement;

                   (viii) Insolvency. Trans Leasing is not insolvent and will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement;

                     (ix) Principal Place of Business. Trans Leasing's principal place of business and chief executive office are in the State of Illinois, County of Cook;

                          (x) Ability to Perform. At the date hereof, Trans Leasing does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                     (xi) Fair Consideration. The consideration received by Trans Leasing in exchange for the contribution and sale of the Assets contributed and sold on the Initial Closing Date and the Subsequent Closing Dates was, and for the contribution and sale of the Assets on the date hereof and on each Addition Date will be, fair consideration having value equivalent to or in excess of the value of the Assets transferred on each such date;

                    (xii) Bulk Transfer Provisions. The sale, transfer, assignment and conveyance of the Leases and its interests in the related Equipment by Trans Leasing described in this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                   (xiii) Transfer Taxes. The sale, transfer, assignment and conveyance of the Assets by Trans Leasing described in this Agreement will not result in the imposition of any tax Lien or any liability of TLFC for any tax on such sale, transfer, assignment and conveyance; and

                    (xiv) Common Stock. Trans Leasing owns all of the Common Stock free and clear of all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase.

                 3.02 Representations and Warranties of TLFC. TLFC makes the following representations and warranties on which Trans Leasing has and will rely in contributing and selling any Assets. Such representations and warranties speak as of the Closing Date and each Addition Date, but will survive the contribution and sale of the Assets to TLFC and the transfer and pledge of the Assets to the Interested Parties.

                       (a)     Organization and Good Standing.    TLFC is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement;

                       (b) Due Qualification. TLFC is qualified to do business as a foreign corporation, is in good standing, and has obtained all licenses and approvals required under the laws of, all states in which the ownership or lease of its property or the conduct of its business requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not, in the aggregate, materially and adversely affect the ability of TLFC to perform its obligations under this Agreement;

                          (c)     Power and Authority.  TLFC has the corporate
power and authority to execute and deliver this Agreement and to carry out its terms, and TLFC has duly authorized the execution, delivery, and performance of this Agreement by all requisite corporate action;

                          (d)     Binding Obligations.  This Agreement
constitutes a legal, valid and binding obligation of TLFC, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) general principles of equity (whether considered in a suit at law or in equity);

                          (e)     No Violation.  The consummation of the
transactions contemplated by, and the fulfillment of the terms of, this Agreement by TLFC (with or without the giving of any notice or the lapse of time) will not (after giving effect to all consents and waivers received on or prior to the date hereof or such Addition Date, as the case may be) (i) conflict with, result in any breach of any of the terms and provisions of or constitute a default under the certificate of incorporation or by-laws of TLFC or any term of any indenture, agreement, mortgage, deed of trust or other instrument to which TLFC is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement); or (iii) violate any legal requirement applicable to TLFC or any of its properties in any manner; which conflict, breach, default, Lien or violation would have a material and adverse effect on the ability of TLFC to comply with this Agreement;

                          (f)     No Proceedings.  To the best of TLFC's
knowledge, there are no proceedings or investigations pending or threatened before any Governmental Authority having jurisdiction over TLFC or its properties against TLFC or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

                          (g)     Insolvency.  TLFC is not insolvent and will
not be rendered insolvent by the consummation of the transactions contemplated by this Agreement and has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations under this Agreement;

                          (h)     Ability to Perform.  As of the date hereof,
TLFC does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                          (i)     Common Stock.  Trans Leasing is the
registered owner of all the issued and outstanding capital stock of TLFC, and the Common Stock is validly issued, fully paid and nonassessable and owned of record by Trans Leasing; and

                          (j)     Places of Business.  TLFC's sole places of
business and offices are located in Northbrook, Illinois and Wilmington, Delaware.

                 3.03 Purchase of Leases and Equipment by Trans Leasing. In the event of discovery at any time that a representation or warranty set forth in Section 3.01 is untrue in any respect, TLFC (or any Interested Party or other Person to the extent provided in the Pooling and Servicing Agreement) may by written notice direct Trans Leasing to purchase each Lease materially and adversely affected by such untruth, and all related Equipment, on or prior to the thirtieth day after such notice is received by Trans Leasing (or such later date as any Interested Party may specify), and Trans Leasing will purchase each such Lease and the related Equipment, for the Warranty Purchase Price, on or prior to such thirtieth (or later) day; provided that Trans Leasing will not be required to purchase any such Lease (or the related Equipment) if prior to such thirtieth (or later) day (i) such untruth has been cured with respect to such Lease in all material respects and (ii) Trans Leasing delivers to TLFC (and to other Persons, if any, required by the Pooling and Servicing Agreement) a certificate of a Responsible Officer to that effect. In consideration for the purchase of any such Lease and the related Equipment, Trans Leasing will remit the Warranty Purchase Price to the Servicer for allocation of such Warranty Purchase Price pursuant to the terms of the Pooling and Servicing Agreement or, if not required to be so remitted by such Agreement, will remit the Warranty Purchase Price to TLFC. It is understood and agreed that in the event that any representation or warranty set forth in Section 3.01 is untrue, the purchase of any affected Lease and the related Equipment as provided in this Section 3.03 and the indemnification provided in Section 3.04 will constitute the only remedies available to TLFC and the Interested Parties in respect of such untruth.

                 3.04  Indemnification.  In addition to any remedy pursuant to
Section 3.03, Trans Leasing agrees to indemnify, defend and hold TLFC harmless from and against any out of pocket expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which TLFC may become subject insofar as such expense arises solely out of or is based solely upon the untruth of any representation or warranty of Trans Leasing set forth in Section 3.01. The obligations of Trans Leasing under this Section 3.04 will be considered to have been relied upon by TLFC and will survive the execution, delivery and performance of this Agreement regardless of any investigation made by TLFC or on its behalf.


                                   ARTICLE IV

                      COVENANTS OF TRANS LEASING AND TLFC

                 4.01 Trans Leasing Covenants. Trans Leasing covenants and agrees with TLFC as follows for the benefit of TLFC and the Interested Parties:

                          (a)     Merger, Consolidation or Assumption of the
Obligations of Trans Leasing. Any Person (i) into which Trans Leasing may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which Trans Leasing is a party, or (iii) succeeding to the business of Trans Leasing substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of Trans Leasing under this Agreement, will be the successor to Trans Leasing under this Agreement, without the execution or filing of any document or any further act on the part of Trans Leasing, TLFC or such Person, anything in this Agreement to the contrary notwithstanding; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 will have been breached, (ii) Trans Leasing will have delivered to TLFC a certificate of a Responsible Officer and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 4.01(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) Trans Leasing will have delivered an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto that are necessary fully to preserve and protect the interests of TLFC in the Leases have been executed and filed or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

                          (b)     Limitation of Liability of Trans Leasing and
Others. Trans Leasing and any director, officer, employee or agent of Trans Leasing may rely in good faith on any document of any kind submitted by any Person respecting any matters arising under this Agreement as being prima facie properly executed. Other than in its capacity as the Servicer pursuant to the Pooling and Servicing Agreement and except as provided in Sections 3.04, 4.01(e) and 4.01(i), Trans Leasing will not be under any obligation to appear in, prosecute or defend any legal action in any way relating to the Assets that is not incidental to its obligations as the contributor and seller of the Assets under this Agreement and that in its opinion may cause it to incur any expense or liability.

                          (c)     Preservation of Security Interest.  Subject
to the provisos contained in Sections 2.02(e) and 2.02(b), Trans Leasing will execute and file such continuation statements and any other documents requested by TLFC to be filed or which may be required to be filed by any legal requirement to preserve fully and protect the interest of TLFC in, to and under the Assets; provided, however, that Trans Leasing will not be required to deliver physical possession of the Lease Files to TLFC and may retain possession of the Lease Files in its capacity as the Servicer.

                          (d)     Preservation of Name and Office.  Unless
Trans Leasing provides not less than thirty days prior written notice to TLFC and files such amendments to any previously filed financing or continuation statements as TLFC may require, Trans Leasing will not (i) change the location of its principal executive office, (ii) change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed by Trans Leasing in accordance with this Agreement seriously misleading within the meaning of Article 9-402(7) of the UCC or (iii) delete or otherwise modify the marking of the Lease Management System referred to in Section 2.02(f) or Section 2.03(c) of this Agreement or in the Pooling and Servicing Agreement.

                          (e)     Obligations with Respect to Leases; Defense
of Assets. Trans Leasing will do nothing to impair the rights of TLFC in the Leases or the related Equipment except as it is expressly permitted to do so in its capacity as the Servicer in accordance with the terms of the Pooling and Servicing Agreement, and Trans Leasing will defend the interests of TLFC in the Assets contributed and sold hereby against all claims of third parties claiming through or under Trans Leasing.

                          (f)     Compliance with Law.  Trans Leasing will
comply, in all material respects, with all legal requirements applicable to Trans Leasing with respect to the Assets; provided, however, that Trans Leasing may contest any such legal requirement in any reasonable manner which will not materially and adversely affect the rights of TLFC or any Interested Party in the Assets or the value thereof.

                          (g)     Notification of Breach.  Trans Leasing will
advise TLFC, the Servicer (if Trans Leasing is not the Servicer) and the Indenture Trustee, in reasonable detail, of the occurrence of any breach by Trans Leasing of any of its representations, warranties and covenants contained herein, promptly after it becomes aware of any such breach unless such breach has been or will be cured in all material respects within 30 days or the related Lease(s) has been repurchased in accordance with Section 3.03.

                          (h)     Further Assurances.  Trans Leasing will make,
execute or endorse, acknowledge and file or deliver to TLFC from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Assets and other rights covered by this Agreement as TLFC may request and reasonably require.

                          (i)     Indemnification.  Trans Leasing agrees to
indemnify, defend and hold TLFC harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which TLFC may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of or is based upon a breach by Trans Leasing of its covenants contained in this Section 4.01. The obligations of Trans Leasing under this Section 4.01(i) will be considered to have been relied upon by TLFC and will survive the execution, delivery and performance of this Agreement regardless of any investigation made by TLFC or on its behalf.

                          (j)     Insurance Premiums.  With respect to
any Lease on which the related Lessee pays insurance premiums directly to Trans Leasing (or such premiums are otherwise included in the Scheduled Lease Payments under such Lease), until such Lease expires, otherwise terminates, is purchased under Section 3.03 hereof or is charged- off as uncollectible by Trans Leasing, Trans Leasing shall pay the insurance premiums required to maintain the insurance on the related Equipment required by such Lease.

                 4.2 TLFC Covenants. TLFC covenants and agrees with Trans Leasing not to disclose to any Person (except as contemplated by the Pooling and Servicing Agreement) any of the information contained in the Lease Management System, the Lease Files, the Lease Schedule or any Additional Lease Schedule, except as required upon the appointment of a successor Servicer pursuant to the Pooling and Servicing Agreement or by any legal requirement. TLFC agrees to take such measures as Trans Leasing reasonably requests to protect and maintain the security and confidentiality of such information and, in connection therewith, will allow Trans Leasing to inspect the applicable security and confidentiality arrangements during normal business hours. TLFC will provide Trans Leasing written notice not less than five Business Days prior to any disclosure which TLFC proposes to make in accordance with this Section 4.02.

                 4.03 Assignment; Grant of Security Interest. Trans Leasing understands that TLFC intends to transfer the Assets (including certain rights of TLFC under this Agreement) to the Trust, which will grant a security interest in the Assets to the Indenture Trustee. Trans Leasing consents to such transfers and grants. Trans Leasing agrees that the rights of TLFC hereunder may be exercised by or on behalf of the Interested Parties to the extent provided in the Pooling and Servicing Agreement or the Indenture.


                                   ARTICLE V

                                  TERMINATION

                 5.01 Termination. The respective obligations and responsibilities of Trans Leasing and TLFC created by this Agreement will terminate upon the termination of the Pooling and Servicing Agreement.

                 5.02 Effect of Termination. No termination, rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of Trans Leasing or TLFC will be deemed to impair or affect the obligations pertaining to any executed contribution, executed sale or executed obligations, including breaches of representations and warranties by Trans Leasing or TLFC prior to termination. Without limiting the foregoing, prior to termination, the failure of Trans Leasing to pay a Warranty Purchase Price will not render such contribution, sale or obligations executory and the continued respective duties of Trans Leasing and TLFC pursuant to Article IV will not render an executed sale or contribution executory.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                 6.01  Amendment.  This Agreement may be amended only by written agreement of TLFC and Trans Leasing.

                 6.02 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IN THE EVENT THAT UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                 6.03 Notice. Except as otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given will be in writing and may be delivered in person, with receipt acknowledged, or sent by United States mail, registered or certified, return receipt requested, or by Federal Express or other nationally recognized overnight courier service, postage prepaid and confirmation of receipt requested, and addressed as follows (or at such other address as may be substituted by notice given as herein provided):

                 If to TLFC:

                                  TL Lease Funding Corp. IV
                                  c/o The Corporation Trust Company
                                  1209 Orange Street
                                  Wilmington, Delaware 19801

                                  with a copy (which copy will not constitute notice to TLFC) to:

                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, IL  60601
                                  Attention:  Jill L. Sugar

                 If to Trans Leasing:

                                  Trans Leasing International, Inc.
                                  3000 Dundee Road
                                  Northbrook, IL  60062
                                  Attention:  Chief Financial Officer

                                  with a copy (which copy will not constitute notice to Trans Leasing) to:

                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, IL  60601
                                  Attention:  Jill L. Sugar

Every notice, demand, request, consent, approval, declaration or other communication hereunder will be deemed to have been duly given or served on the date on which the same will have been personally delivered, with receipt acknowledged, three (3) Business Days after the same will have been deposited in the United States mail or on the next succeeding Business Day if the same has been sent by Federal Express or other nationally recognized overnight courier service. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                 6.04 Severability of Provisions. If any covenant, agreement, provision or term of this Agreement is held invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

                 6.05 Assignment. This Agreement may not be assigned by Trans Leasing or TLFC, except as otherwise provided herein.

                 6.06 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of TLFC or Trans Leasing, any right, remedy, power or privilege under this Agreement will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges provided by law.

                 6.07 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which will constitute one and the same instrument.

                 6.08 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon Trans Leasing, TLFC and their respective successors and permitted assigns and will also, to the extent expressly provided in Section 4.03 or elsewhere in this Agreement, inure to the benefit of the Servicer and the Interested Parties. Except as otherwise provided in this Agreement, no other Person will have any right or obligation pursuant to this Agreement.

                 6.09 Merger and Integration. Except as specifically stated otherwise in this Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

                 6.10 Headings. The headings used in this Agreement are for purposes of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

                 6.11 Schedules and Exhibits. The Schedules and Exhibits constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                 6.12 No Petition Covenants. Notwithstanding any prior termination of this Agreement, Trans Leasing shall not, prior to the date which is one year and one day after the final distribution with respect to (i) the Notes(as defined in the Pooling and Servicing Agreement), (ii) the 1995-1 Notes (as defined in the Pooling and Servicing Agreement), and (iii) any other indebtness of the Trust, TLFC or any other trust formed by TLFC permitted under
Section 2.7(l) of the Pooling and Servicing Agreement, acquiesce, petition or otherwise invoke or cause TLFC to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against TLFC under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of TLFC or any substantial part of its property, or ordering the winding up or liquidation of the affairs of TLFC.

                 6.13 Confidential Information. TLFC agrees that it shall neither use nor disclose to any Person the names and addresses of the Lessees or the vendors of the Equipment, except in connection with the enforcement of TLFC's rights hereunder, under the Pooling and Servicing Agreement or under the Assets or as required by law.


                           *     *     *     *     *

                 Trans Leasing and TLFC have caused this Amended and Restated Contribution and Sale Agreement to be duly executed by their respective officers as of the day and year written above.

                                        TRANS LEASING INTERNATIONAL, INC.


                                        By: ____________________________
                                                 Name:  Norman Smagley
                                                 Title: Vice President, Finance
                                                        and Chief Financial
                                                        Officer

                                        TL LEASE FUNDING CORP. IV


                                        By: ____________________________
                                                 Name:  Norman Smagley
                                                 Title: Vice President, Finance
                                                        and Secretary

                                                                       EXHIBIT A



                   FORM OF ASSIGNMENT FOR CLOSING DATE ASSETS


                 For value received, in accordance with the Amended and Restated Contribution and Sale Agreement dated as of November 26, 1996 (the "Sale Agreement"), between Trans Leasing International, Inc., a Delaware corporation ("Trans Leasing"), and TL Lease Funding Corp. IV, a Delaware corporation ("TLFC"), Trans Leasing does hereby sell, assign, transfer and otherwise convey unto TLFC, without recourse, all of its right, title and interest in, to and under (i) the Closing Date Leases listed on the Closing Date Lease Schedule attached hereto (including all of Trans Leasing's obligations under the Closing Date Leases) and all monies due or to become due under such Closing Date Leases after October 31, 1996, (ii) the related Equipment (other than any licensed products that may accompany any of such Equipment), (iii) the Lease Files for the Closing Date Leases, (iv) any Insurance Policies and the related Insurance Proceeds with respect to the Closing Date Leases and (v) all income and proceeds relating to the foregoing.

                 It is the intention of Trans Leasing and TLFC that the sales, transfers, assignments and conveyances contemplated by this Assignment constitute a sale of the property described herein and in the Sale Agreement from Trans Leasing to TLFC and the beneficial interest in and title to such property will not be part of Trans Leasing's estate in the event of the filing of a bankruptcy petition by or against Trans Leasing under any bankruptcy law.

                 This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale Agreement and is to be governed by the Sale Agreement.

                 Capitalized terms used herein and not otherwise defined will have the meanings assigned to them in the Sale Agreement.

                 IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of November 26, 1996.


                                               TRANS LEASING INTERNATIONAL, INC.



                                               By: _____________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT B


                    FORM OF ASSIGNMENT FOR ADDITIONAL ASSETS


                 For value received, in accordance with the Amended Restated Contribution and Sale Agreement dated as of November 26, 1996 (the "Sale Agreement"), between Trans Leasing International, Inc., a Delaware corporation ("Trans Leasing") and TL Lease Funding Corp. IV, a Delaware corporation ("TLFC"), Trans Leasing does hereby sell, assign, transfer and otherwise convey unto TLFC, without recourse, all of its right, title and interest in, to and under (i) the Additional Leases listed on the Additional Lease Schedule attached hereto (including all Trans Leasing's obligations under such Additional Leases) and all monies due or to become due thereunder after [__________], (ii) the related Equipment (other than any licensed products that may accompany any of such Equipment), (iii) the Lease Files for such Additional Leases, (iv) any Insurance Policies and the related Insurance Proceeds with respect to such Additional Leases and (v) all income and proceeds relating to the foregoing.

                 It is the intention of Trans Leasing and TLFC that the sales, transfers, assignments and conveyances contemplated by this Assignment constitute a contribution and/or sale of the property described herein and in the Sale Agreement from Trans Leasing to TLFC and the beneficial interest in and title to such property will not be part of Trans Leasing's estate in the event of the filing of a bankruptcy petition by or against Trans Leasing under any bankruptcy law.

                 This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale Agreement and is to be governed by the Sale Agreement.

                 Capitalized terms used herein and not otherwise defined will have the meanings assigned to them in the Sale Agreement.

                 IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _______ __, ____.

                                               TRANS LEASING INTERNATIONAL, INC.

                                               By: _____________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT C



                                 FORMS OF LEASE

                                 See Attached.

                                 LEASE SCHEDULE

                               See List of Leases
                                attached to the
                        Pooling and Servicing Agreement.

                           CONTRIBUTED LEASE SCHEDULE

                         See portion of List of Leases
                     attached to the Pooling and Servicing
                     Agreement marked "Contributed Leases"

                            PURCHASED LEASE SCHEDULE

                         See portion of List of Leases
                     attached to the Pooling and Servicing
                      Agreement marked "Purchased Leases"

                          CLOSING DATE LEASE SCHEDULE

                         See portion of List of Leases
                     attached to the Pooling and Servicing
                     Agreement marked "Closing Date Leases"

                            EXCLUDED LEASE SCHEDULE

                                 See Attached.

                            LEASE CRITERIA SCHEDULE


         1. As of the Cut-Off Date or the applicable Addition Cut-Off Date, as the case may be, the remaining term of each Lease is between 2 months and 60 months; provided that there is no Lease with a term that extends beyond October 31, 2001 or, with respect to Additional Leases, October 31, 2002.

         2. As of the Cut-Off Date or the applicable Addition Cut-Off Date, as the case may be, no unpaid scheduled lease payment pursuant to any Lease (other than a Skipped Payment, as defined in the Pooling and Servicing Agreement) has been due and payable for more than 30 days (other than due to administrative delays, such as initial billings) and Trans Leasing has received at least one scheduled lease payment on each Lease.

         3. As of the Cut-Off Date or the applicable Addition Cut-Off Date, as the case may be, no scheduled lease payment on any Lease other than a Skipped Payment (as defined in the Pooling and Servicing Agreement) was more than 90 days delinquent during the 12-month period prior to such Date (other than due to administrative delays, such as initial billings).

         4. Each Lease is a finance lease for financial accounting purposes.

                  SPECIFIED PORTFOLIO CHARACTERISTICS SCHEDULE


                 1. The sum of the Discounted Lease Balances of the 25 Leases with the greatest Discounted Lease Balances does not exceed 10% of the Aggregate Discounted Lease Balance.

                 2. The sum of the Discounted Lease Balances of all Leases with respect to which the billing address of the related Lessees are located in the same state does not exceed 30% of the Aggregate Discounted Lease Balance.

                 3. The sum of the Discounted Lease Balances of all Leases with respect to which the related Equipment is of the same type (as determined by Trans Leasing in accordance with its customary procedures) does not exceed 45% of the Aggregate Discounted Lease Balance.

                 4. With respect to any Lessee, the aggregate Discounted Lease Balance of all Leases of such Lessee does not exceed 0.75% of the Aggregate Discounted Lease Balance.

                 5. The sum of the Discounted Lease Balances of all Leases with respect to which the related Equipment was purchased from one Person (as determined by Trans Leasing in accordance with its customary procedures) does not exceed 10% of the Aggregate Discounted Lease Balance.

                 6. The sum of the Discounted Lease Balances of all Leases with respect to which the related Lessees operate in the same industry (as determined by Trans Leasing in accordance with its customary procedures) does not exceed 40% of the Aggregate Discounted Lease Balance.

                 7. The average original acquisition cost of the Equipment (as capitalized in accordance with GAAP) does not exceed $20,000.

                 8. The sum of the Discounted Lease Balances of all Leases with respect to which the related Lessee is a governmental agency does not exceed 5% of the Aggregate Discounted Lease Balance.

                 9. The sum of the Discounted Lease Balances of all Leases with respect to which there has been a Skipped Payment (as defined in the Pooling and Servicing Agreement) prior to the Cut-Off Date does not exceed 5% of the Aggregate Discounted Lease Balance as of the Cut-Off Date.

                 10. The sum of the Discounted Lease Balances of all Leases with respect to which the related Equipment is motor vehicles does not exceed 5.5% of the Aggregate Discounted Lease Balance.